UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

MIND MEDICINE (MINDMED) INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-40360	98-1582438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500 New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 208-2454

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2022, Mind Medicine (MindMed) Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its Subordinate Voting Shares was not in compliance with Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Capital Market, as the minimum bid price of the Company’s listed securities was less than $1.00 per share for the previous 30 consecutive business days.

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until November 23, 2022, to regain compliance with the rule referred to in this paragraph. To regain compliance, during this 180-day compliance period, the Company’s minimum bid price of listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days. The notice has no present impact on the listing of the Company’s securities on The Nasdaq Capital Market.

If the Company does not regain compliance by the end of the compliance period, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), if on the last day of the compliance period the Company is in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its Subordinate Voting Shares on The Nasdaq Capital Market (other than the bid price requirement), the Company may be eligible for additional time if the Company also provides written notice to Nasdaq of its intention to cure the deficiency during a second compliance period, by effecting a reverse stock split, if necessary, at which point Nasdaq may grant the Company an additional 180 days to regain compliance with the bid price requirement.

If the Company does not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s Subordinate Voting Shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to actively monitor its minimum bid price of listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, including effecting a reverse stock split.

There can be no assurance that the Company will be successful in maintaining the listing of its Subordinate Voting Shares on The Nasdaq Capital Market. This could impair the liquidity and market price of its Subordinate Voting Shares. In addition, the delisting of its Subordinate Voting Shares from a national exchange could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its Subordinate Voting Shares as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2022, the Company held its 2022 Annual General and Special Meeting of Shareholders (the “Annual Meeting”). There were 146,577,073 Subordinate Voting Shares represented at the Annual Meeting by valid proxies or voted at the Annual Meeting, which was approximately 34.7% of the Subordinate Voting Shares entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2022.

Proposal 1 - Election of Directors

Carol A. Vallone, Andreas Krebs, Brigid A. Makes, Dr. Miri Halperin Wernli and Robert Barrow were each elected to serve as a member of the Company’s Board of Directors (the “Board”) until the 2023 Annual Meeting of Shareholders and until his or her successor is duly elected or qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carol A. Vallone	66,244,518	8,146,247	72,186,307
Andreas Krebs	71,955,691	2,435,074	72,186,307
Brigid A. Makes	65,578,489	8,812,276	72,186,307
Dr. Miri Halperin Wernli	70,671,060	3,719,705	72,186,307
Robert Barrow	70,713,915	3,676,851	72,186,307

Proposal 2 - Appointment of Independent Registered Public Accounting Firm

The shareholders approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, by the following votes:

Votes For	Votes Against	Votes Abstain
143,586,032	1,799,900	1,191,139

Proposal 3 - Approval of an alteration to the company’s share structure to eliminate the Multiple Voting Shares and re-designate the Subordinate Voting Shares as common shares

The shareholders approved an alteration to the Company’s share structure to eliminate the Multiple Voting Shares and re-designate the Subordinate Voting Shares as common shares, by the following votes:

Votes For	Votes Against	Votes Abstain
70,425,915	2,398,483	1,566,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mind Medicine (MindMed) Inc.

	By:	/s/ Cynthia Hu
Cynthia Hu
Chief Legal Officer & Secretary

Date: June 2, 2022